EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in the prospectus constituting part of this Registration Statement on Form S-4 of Automatic Data Processing, Inc. of (i) our report dated March 6, 1998 appearing on page 36 of The Vincam Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997, as amended by The Vincam Group, Inc.'s Form 10-K/A No. 1, and (ii) our report dated February 21, 1997, except as to the pooling of interest with Amstaff, Inc., which is as of June 30, 1997, except as to the three-for-two stock split, which is as of November 21, 1997, and except as to the pooling of interest with Staffing Network, Inc., which is as of December 1, 1997, which appears on pages 3-4 of The Vincam Group, Inc.'s Amendment No. 1 to the Current Report on Form 8-K dated December 1, 1997. We also consent to the reference to us under the heading "Experts" in the prospectus constituting part of this Registration Statement on Form S-4.


/s/ PricewaterhouseCoopers LLP
    --------------------------
    PricewaterhouseCoopers LLP

Miami, Florida
February 5, 1999